      As filed with the Securities and Exchange Commission on July 7, 1999
                                                     Registration No. 333-______

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                             TELETECH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
                                  -------------

         DELAWARE                                             84-1291044
(State or other jurisdiction of                           (I.R.S. Employee
incorporation or organization)                           Identification No.)

                         1700 Lincoln Street, Suite 1400
                             Denver, Colorado 80203
                                 (303) 894-4000

               (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)
                                  -------------

          TELETECH HOLDINGS, INC. 1999 STOCK OPTION AND INCENTIVE PLAN
          ------------------------------------------------------------
                            (Full title of the plan)


                               Kenneth D. Tuchman
                       Chairman and Chief Executive Officer
                             TeleTech Holdings, Inc.
                         1700 Lincoln Street, Suite 1400
                                Denver, Colorado
                                 (303) 894-4000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                  -------------

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                                Proposed Maximum Aggregate       Amount of
        Title of Securities to be Registered          Offering Price         Registration Fee
----------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share                $47,050,000(1)             $13,080
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average high and low prices of the Company's Common Stock as reported on the Nasdaq National Market on June 29, 1999. Does not reflect an indeterminate number of shares that may be issued as a result of anti-dilution provisions contained in the Plan, which shares shall be covered by this registration statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents that heretofore have been filed by TeleTech Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this registration statement:

     1. Annual Report of Form 10-K for the fiscal year ended December 31, 1998, filed March 30, 1999;

     2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 13, 1999; and

     3. The description of the Common Stock that is contained in the Registration Statement on Form 8-A filed on July 19, 1996 pursuant to
          Section 12 of the Exchange Act.

     All documents filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this registration statement and before the registrant files a post-effective amendment indicating that all shares of Common Stock being offered hereby have been sold or that deregisters all shares of Common Stock then remaining unsold shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated herein by reference modifies or supersedes such earlier incorporated statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     See Item 3(3).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters relating to the Common Stock being registered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg, Chicago, Illinois. Certain partners of Neal, Gerber & Eisenberg own shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     Although Delaware law permits a corporation to indemnify any person referred to above against expenses (including attorney fees) that are actually and reasonably incurred by such person ("Expenses"), and amounts paid in settlement that are actually and reasonably incurred by such person, in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery, or the court in which the action or suit was brought, determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the Court of Chancery, or such other court, deems proper.

     The determination, with respect to a person who is a director of officer at the time of such determination, as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     Delaware law also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise defense of any action, suit or proceeding covered by the statute, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     In addition, Delaware law provides for the general authorization of advancement of a director's or officer's litigation expenses, subject to an undertaking by such person to repay any such advancements if such person is ultimately found not to have been entitled to reimbursement for such expenses and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Company's Restated Certificate of Incorporation provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law. The Company also is authorized to secure insurance on behalf of any person it is required or permitted to indemnify. Pursuant to this provision, the Company maintains liability insurance for the benefit of its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS


EXHIBIT
  NO        DESCRIPTION
-------     -----------
4.1         TeleTech Holdings, Inc. 1999 Stock Option and Incentive Plan

5.1         Opinion of Neal, Gerber & Eisenberg

23.1 Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1 to this Registration Statement)

23.2        Consent of Arthur Andersen LLP

24.1 Powers of Attorney (included in the signature page of this registration statement)


ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     1. to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

     2. that, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     4. that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TeleTech Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 7, 1999.

                                       TELETECH HOLDINGS, INC.



                                       By:   /s/ Kenneth D. Tuchman
                                          ------------------------------------
                                             Kenneth D. Tuchman,
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth D. Tuchman and Steven B. Coburn, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED ON JULY 7, 1999 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:


SIGNATURE                                 TITLE
---------                                -------
  /s/ Kenneth D. Tuchman        Chairman of the Board and
----------------------------    Chief Executive Officer
Kenneth D. Tuchman              (Principal Executive Officer)


  /s/ Steven B. Coburn          Chief Financial Officer
-----------------------------   (Principal Financial and Accounting Officer)
Steven B. Coburn


  /s/ Rod Dammeyer              Director
-----------------------------
Rod Dammeyer


  /s/ Alan Silverman            Director
-----------------------------
Alan Silverman


  /s/ John T. Mclennan          Director
-----------------------------
John T. McLennan


  /s/ Morton H. Meyerson        Director
-----------------------------
Morton H. Meyerson


  /s/ Dr. George Heilmeier      Director
-----------------------------
Dr. George H. Heilmeier